                                                                     Exhibit 3.5

                           CERTIFICATE OF FORMATION

                                       OF

                        AMERICAN CELLULAR WIRELESS LLC

    The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

    FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is American Cellular Wireless LLC.

    SECOND: The address of the registered office and the name and address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Act are Corporation Service Company, 1015 Center Road, City of Wilmington, County of New Castle, State of Delaware 19805.

Executed June 4, 1998

                                       /s/ Howard F. Young
                                       -------------------------
                                       Howard F. Young
                                       Authorized Person







                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 06:00 PM 06/04/1998
                                                          981216173 - 2903976

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/28/1999
                                                          991261947 - 2903976

                             CERTIFICATE OF MERGER
                                       OF
                                ACC HOLDCO INC.
                                      INTO
                        AMERICAN CELLULAR WIRELESS LLC

    The undersigned limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, 6 DEL, C. SECTION 18-101, ET SEQ. (the "Act"),

    DOES HEREBY CERTIFY:

    FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                               Jurisdiction of
               Name                        Formation or Organization
               ----                        -------------------------
    ACC Holdco Inc.                               Delaware

    American Cellular Wireless LLC                Delaware

    SECOND: An Agreement and Plan of Merger has been approved, adopted and certified, executed and acknowledged by each of the constituent entities in accordance with Section 264(c) and Section 228 of the General Corporation Law of the State of Delaware and in accordance with Section 18-209 of the Act.

    THIRD: The name of the surviving entity is American Cellular Wireless LLC which will continue in existence as said surviving entity under its present name upon the effective date of the merger.

    FOURTH: The Certificate of Formation of American Cellular Wireless LLC, the surviving entity, shall continue to be the Certificate of Formation of said surviving entity.

    FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving entity. The address of the principal place of business of the surviving entity is 1375 East Woodfield Road, Suite 700, Schaumberg, Illinois 60173.

    SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving entity, on request and without cost, to any member or person holding an interest in ACC Holdco Inc. or American Cellular Wireless LLC.

    Executed on this 28th day of June, 1999.

                                       AMERICAN CELLULAR WIRELESS LLC

                                       By: /s/ John Fujii
                                           ------------------------------
                                           Name: John Fujii
                                           Title: Chief Executive Officer





















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